Exhibit 3.129

CERTIFICATE OF INCORPORATION

OF

NEWBERN ASSOCIATES, INC.

1. The name of the corporation is:

NEWBERN ASSOCIATES, INC.

2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Two Thousand (2,000) and the par value of each of such shares is One Thousand Dollars ($1,000) amounting in the aggregate to Two Million Dollars ($2,000,000.00).

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

6. The name and mailing address of the incorporator is:

W. J. Reif

100 West Tenth Street

Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly have hereunto set my hand this 19th day of JUNE, 1979.

W. J. Reif W. J. Reif

CERTIFICATE OF

AMENDMENT OF CERTIFICATE OF INCORPORATION

1. Paragraph 1 of the Certificate of Incorporation of NEWBERN ASSOCIATES, INC. is hereby changed from:

“1. The name of the corporation is: NEWBERN ASSOCIATES, INC,”

to

“1. The name of the Corporation is: GLENCOURT, INC.”

2. The undersigned, thereunto duly authorized, certify that the Corporation has not received any payment for any of its stock, and that the foregoing amendment has been duly adopted in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

IN WITNESS WHEREOF the undersigned have executed this Certificate of Amendment of Certificate of Incorporation as the act and deed of said Corporation pursuant to Section 103(b)(2) of the Delaware General Corporation Law.

Dated: November 13, 19.80

/s/ Peter A. Magowan PETER A. MAGOWAN
President

ATTEST

/s/ Richard C. Stanton RICHARD C. STANTON Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GLENCOURT, INC.

GLENCOURT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That, by written consent of the Board of Directors of said corporation as of December 1, 1999, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the sole stockholder of said corporation for consideration thereof The resolutions setting forth the proposed amendment are as follows:

WHEREAS, it is deemed to be advisable and in the best interest of the Corporation and its sole stockholder that the Corporation’s Certificate of Incorporation be amended to change the name of the Corporation to Omnibrands, Inc.;

NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the Corporation’s Certificate of Incorporation be amended to read as follows;

“1. The name of the corporation is Omnibrands, Inc.”

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendment to the sole stockholder of the Corporation for consideration thereof; and

RESOLVED FURTHER, that, following approval of the foregoing amendment by the sole stockholder of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment of the Corporation’s Certificate of Incorporation, to file or cause to be filed said Certificate of Amendment with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

SECOND: That, thereafter, by written consent of the holder of all of the issued and outstanding shares of capital stock of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GLENCOURT, INC. has caused this certificate to be signed by Bradley S. Fox, its Vice President, this 31st day of December, 1999.

GLENCOURT, INC,

By:	/s/ Bradley S. Fox
Bradley S. Fox, Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

OMNIBRANDS, INC.

OMNIBRANDS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY;

FIRST: That, by written consent of the Board of Directors of said corporation as of February 14, 2006, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing its officers to submit said amendment to the sole stockholder of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

WHEREAS, it is deemed to be advisable and in the best interest of the Corporation and its sole stockholder that the Corporation’s Certificate of Incorporation be amended to change the name of the Corporation to Lucerne Foods, Inc.;

NOW, THEREFORE, BE IT RESOLVED, that Article 1 of the Corporation’s Certificate of Incorporation be amended to read as follows:

“1 The name of the corporation is Lucerne Foods, Inc.”

RESOLVED FURTHER, that the officers of the

Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendment to the sole stockholder of the Corporation for consideration thereof; and

RESOLVED FURTHER, that, following approval of the foregoing amendment by the sole stockholder of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment of the Corporation’s Certificate of Incorporation, to file or cause to be filed said Certificate of Amendment with the Delaware Secretary of State, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

SECOND: That, thereafter, by written consent of the holder of all of the issued and outstanding shares of capital stock of said corporation, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment shall become effective as of 12:01 a.m. on February 26, 2006.

IN WIINESS WHEREOF, OMNIBRANDS, INC. has caused this certificate to be signed by Robert A. Gordon, its Vice President, this 24th day of February, 2006.

OMNIBRANDS, INC.

By:	/s/ Robert A. Gordon
Robert A. Gordon, Vice President